10f-3 REPORT

SMITH BARNEY OREGON MUNICIPALS FUND


November 1, 2004 through April 30,2005

ID   Issuer                                    Trade   Selling
Total   Purchase                                            % of
      Name                               Date      Dealer
Amount    Price


                              % Received       % of
                                     by Fund Issue(1)

412 State of Oregon Dept.of Admin.2005 Series A 4/21/05 Bank of
America $1,000,000 104.39

                                      1.081%  1.81%



(1) Represents purchases by all affiliated funds and discretionary accounts;
     may not exceed 25% of the principal amount of the offering.





SCHEDULE 1
10F-3 REPORT
Wednesday Funds - Syndicate Reporting Supplement
March 1st, 2005 through May 31st, 2005

Issuer
State of Oregon Dept. of Admin. 2005 Series A

Trade Date
04/21/05

Joint / Lead Manager(s)  Co-Manager(s)
Banc of America Securities LLC
Citigroup Global Markets Inc.
Merrill Lynch & Co
Siebert Branford Shank & Co.
UBS Financial Services Inc.